Exhibit 4.3(g)
LANVISION SYSTEMS, INC.

SIXTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT BETWEEN THE HILLSTREET FUND L.P. AND LANVISION SYSTEMS, INC.

                        SIXTH AMENDMENT TO LOAN AGREEMENT

      THIS SIXTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is executed pursuant to and made a part of the Loan and Security Agreement dated July 17, 1998, by and between LANVISION SYSTEMS, INC., a Delaware corporation ("Borrower"), and THE HILLSTREET FUND, L.P., a Delaware limited partnership ("Lender"), as amended by letter agreements dated March 18, 1999, April 12, 1999, September 14, 1999 and Amendment Number 1, dated November 25, 1998, an Amendment dated February 11, 2000, Amendment Number 3, dated September 5, 2000, Amendment Number 4, dated April 2, 2001 and Amendment Number 5, dated March 13, 2002 ( as amended, the "Loan Agreement").

      WHEREAS, Borrower and Lender wish to further amend the Loan Agreement in accordance with the terms and provisions hereof.

      NOW, THEREFORE, the parties agree as follows:

      1. Amendments to Loan Agreement. The following amendments shall be made to the terms of the Loan Agreement:

      (a) Minimum Revenues and EBIT. Section 6.4 of the Loan Agreement shall be amended in its entirety to read as follows:

      "Section 6.4 Minimum Revenues and EBIT.

            (a) Minimum Revenues. On each of the Computation Dates set forth below, the Borrower shall not permit the total cumulative revenues (calculated for the period of time beginning on February 1, 2003 and February 1, 2004 through such Computation
                  Date) to be less than the minimum amount set forth below:

                                                                 MINIMUM
                  COMPUTATION DATE                         CUMULATIVE REVENUES
                  ----------------                         -------------------
                  April 30, 2003                                $2,200,000

                  July 31, 2003                                 $5,200,000


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

                                                                 MINIMUM
                  COMPUTATION DATE                         CUMULATIVE REVENUES
                  ----------------                         -------------------
                  October 31, 2003                             $ 8,400,000

                  January 31, 2004                             $12,200,000

                  April 30, 2004                               $ 2,400,000

            (b) Minimum EBIT. On each Computation date set forth below, the Borrower shall not permit the total Cumulative EBIT (calculated for the period of time beginning on February 1, 2003 and February 1, 2004 through such Computation Date) to be less than the minimum amount set forth below:

                                                               MINIMUM
                  COMPUTATION DATE                         CUMULATIVE EBIT
                  ----------------                         ---------------
                  April 30, 2003                              $ (200,000)

                  July 31, 2003                               $  300,000

                  October 31, 2003                            $1,300,000

                  January 31, 2004                            $2,300,000

                  April 30, 2004                              $ (200,000)

            (c) Net Worth. Section 6.5 of the Loan Agreement shall be amended in its entirety to read as follows:

                  "Section 6.5 Net Worth. "On each of the Computation Dates set forth below, the Borrower shall not permit the Net Worth to be less than the minimum amount set forth below:

                                                            1. MINIMUM
                  COMPUTATION DATE                           NET WORTH
                  ----------------                           ---------
                  April 30, 2003                            $3,000,000

                  July 31, 2003                             $3,000,000

                  October 31, 2003                          $3,500,000

                  January 31, 2004                          $4,000,000

                  April 30, 2004                            $3,500,000."


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
1.1 Section 6.7 of the Loan Agreement shall be amended in its entirety to read as follows:

            "Section 6.7 Minimum Cash and Investments. The Borrower shall at all times, after the payment of the Additional Special Payment in accordance with Section 2.12 as previously amended, maintain on its balance sheet total cash and investments (as described in Section 6.10(b)) of at least the minimum amount set forth below:

                      COMPUTATION DATE                        BALANCE
                      ----------------                        -------
                      January 31, 2003                       $4,800,000

                      April 30, 2003                         $4,300,000

                      July 30, 2003 and thereafter           $3,800,000."

2. Reaffirmation of Covenants, Representations and Warranties. Borrower hereby agrees and covenants that all representations and warranties in the Loan Agreement including, without limitation, all of those representations and warranties set forth in Article 4, are true and accurate as of the date hereof. Borrower further reaffirms all covenants in the Loan Agreement and reaffirms each of the covenants set forth in Articles 5 & 6 thereof, as if fully set forth herein, except to the extent modified by this agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Loan Agreement as of the 13th day of March 2003.

        LENDER:                                           BORROWER:

THE HILLSTREET FUND, L.P.                        LANVISION SYSTEMS, INC.


By :  HillStreet Capital, Inc.                   By:  /s/ J. Brian Patsy
                                                      -------------------
Its:  Investment Manager                              J. Brian Patsy
                                                      Chief Executive Officer

By:/s/ Christian L. Meininger
   --------------------------
Christian L. Meininger, President

Date:     3/13/03                                Date:      3/13/03
     ----------------------                           -----------------


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851228.2


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